NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

      VOID AFTER 5:00 P.M., EASTERN STANDARD TIME, ON ____________________.


                              SUREBEAM CORPORATION

                                WARRANT AGREEMENT


     THIS WARRANT AGREEMENT is made as of _____________________, between SUREBEAM CORPORATION, a Delaware corporation (the "COMPANY"),
_________________________________________________________, or its successors or permitted assigns (the "HOLDER"), and THE TITAN CORPORATION ("TITAN").

                                    RECITALS

     This Warrant to purchase shares of common stock of the Company ("COMMON STOCK"), on the terms and conditions set forth below, is granted to the Holder as a matter of separate inducement in connection with the _____________________ (the "WARRANT AGREEMENT").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

     1. SHARES SUBJECT TO WARRANT; WARRANT PRICE. The Holder may, at its option, and subject to all of the terms and conditions of this Warrant, purchase __________________________ (_________) shares of Common Stock at a price per share of $_________ or a total price of ______________________________
($__________) if this Warrant is exercised for all of the shares subject to this Warrant (the "WARRANT PRICE"), on the terms and conditions set forth herein. The Holder will be responsible for the payment of all relevant taxes in connection with the receipt and exercise of this Warrant.

     2. WARRANT TERMS; TIMES OF EXERCISE. The Warrant Term shall begin on _________________ and shall terminate and be no longer exercisable on the earliest of (a) _________________, (b) the closing of the Initial Public Offering of Common Stock of the Company pursuant to a registration statement filed under the Securities Act of 1933 (the "1933 ACT" or the "SECURITIES ACT"), and (c) the closing of the sale of the Company or all or


                                       1.

substantially all of the Company's assets ("WARRANT TERM"). The Company will provide the Holder with written notice of such Initial Public Offering or sale at least sixty (60) days and not more than ninety (90) days prior to such Initial Public Offering or sale. Within thirty (30) days of receipt of such notice, the Holder shall notify the Company whether it intends to exercise this Warrant, in whole or in part, prior to the end of the Warrant Term. Such notice will not have any effect in the event such Initial Public Offering or sale does not occur within the period contemplated by the Company's notice. This Warrant may be exercised, in whole or in part, at any time during the Warrant Term subject to the provisions in Section 3 of this Warrant; provided, however, if this Warrant is exercised for less than the total number of shares subject to this Warrant, this Warrant will expire with respect to any shares not included in such exercise. Notwithstanding the foregoing, the Holder shall not in any event be required under this Section 2 to exercise the Warrant prior to the occurrence of an Initial Public Offering or sale.

     3. EXERCISE. This Warrant may be exercised by the Holder by delivery to the Company at its principal office of (i) an executed exercise notice substantially in the form annexed hereto as SCHEDULE A and (ii) payment of the aggregate Warrant Price for the number of shares purchased by certified check or bank check.

     The Company need not issue or deliver such shares unless and until in the opinion of the Company's counsel all applicable requirements of law, including qualification of such shares for sale under the California Corporate Securities Law and registration of such shares under the Securities Act, and all applicable listing requirements of any national securities exchange on which shares of the same class are then listed, have been complied with. The Company will promptly take all actions necessary to comply with all such applicable requirements of law and all such applicable listing requirements and, notwithstanding anything set forth herein to the contrary, the Warrant Term shall be extended until 30 days after all such requirements have been complied with.

     4. STATUS OF AND RESERVATION OF STOCK. The Company represents and warrants to the Holder that as of the date of this Warrant Agreement, there are _____________ shares of Common Stock issued and outstanding, and that the Company has issued and there are now unexercised purchase rights, including all warrants and options to purchase Common Stock in respect of an additional _____________ shares of Common Stock. The Company represents that there have been reserved, and the Company agrees to keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase provided for in this Warrant Agreement. The Company shall not sell shares of Common Stock of other securities to any officer, director or stockholder of the Company or any of their respective Affiliates, except on terms no less favorable to the Company than it would obtain in a comparable arms-length transaction with an unaffiliated person.

     5. ADJUSTMENTS. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment as follows:

     (a) STOCK DIVIDENDS, SPLITS, ETC. In case the Company shall at any time after the date of this Agreement (i) declare a dividend in shares of Common Stock or make a distribution to all holders of shares of Common Stock in shares of Common Stock (or a series thereof) (ii) subdivide its outstanding shares of Common Stock into a greater number of shares,


                                       2.

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its share of Common Stock other securities of the Company, the number of shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive solely the kind and number of shares or other securities of the Company that it would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) DISTRIBUTION OF ASSETS IN LIQUIDATION. In case, upon liquidation, the Company shall fix a record date for the distribution to all holders of its shares of Common Stock of evidences or its indebtedness of securities (other than Common Stock or right or warrants of the type described in paragraph 4 above) or assets (excluding cash dividends or distributions paid in the ordinary course), then in each case the Warrant Price shall be adjusted to a price determined by multiplying the Warrant Price in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in paragraph (c) below) on the date of such distribution, less the then fair value (as determined in good faith by the Board of Directors the Company, whose determination shall be conclusive) of the portion or the assets of the securities or the evidence of indebtedness so distributed applicable to one share of Common Stock, and of which the denominator shall be the then current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution, retroactive to the record date for the determination of stockholders entitled to receive such distribution.

     (c) DEFINITION OF MARKET PRICE. For the purpose of any computation under paragraph (b) of this Section 5, the current market price per share of Common Stock at any date shall be the book value per share as reflected in determinable by reference to the most recent audited financial statements of the Company.

     (d) DEFINITION OF SHARES OF COMMON STOCK. For the purpose of this section, the term "SHARES OF COMMON STOCK" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no value, or from no par value to par value. In the event that any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holder of this Warrant shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 5 as they would have been applied to the Warrant Shares.

     (e) MINIMUM ADJUSTMENT. No adjustment in the number of shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of a least ______ percent (___%) in the number of shares purchasable upon the exercise of this Warrant, provided, however, that any adjustments which be reason of this paragraph (e)



                                       3.

are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (f) WARRANT PRICE ADJUSTMENT. Whenever the number of shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Warrant Price per shares payable upon exercise of this Warrant shall be adjusted to the nearest cent by multiplying such Warrant Price immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of share so purchasable immediately thereafter.

     (g) NOTICE OF ADJUSTMENT. Whenever the number of shares purchasable upon the exercise of this Warrant or Warrant Price of such shares is adjusted, as herein provided, the Company shall promptly mail to the Holder, by first class mail, postage prepaid, notice of such adjustment or adjustments.

     (h) COMPANY MAY REDUCE WARRANT PRICE OR INCREASE NUMBER OF SHARES PURCHASABLE. The Company may at its option, at any time during the term of this Warrant, reduce the then current Warrant Price, or increase the number of shares of Common Stock purchasable upon exercise of this Warrant, to any amount deemed appropriate by the Board of Directors of the Company.

     (i) REORGANIZATIONS. In case of any capital reorganization of the Company or of any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in the case of the consolidation or merger of the Company into any other corporation, or any sale or transfer of all or substantially all the assets of the Company, this Warrant shall after such reorganization, reclassifications, consolidation, merger, sale or transfer be exercisable, upon the terms and conditions or specified in this Agreement solely for the number of shares of stock or other securities or property (including cash) to which the Holder of the number of Warrant Shares purchasable (at the time of such reorganization, reclassification, consolidation, merger, sale or transfer) upon exercise of this Warrant would have been entitled upon that reorganization, reclassification, consolidation, merger, sale or transfer; and in any such case, if necessary, the provisions set forth in this Section 5 with respect to the rights and interests thereafter of the Holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrant.

     6. TRANSFERABILITY OF WARRANT. This Warrant is not transferable, in whole or in part, without the prior written consent of the Company, which consent will not be unreasonably withheld, except to an Affiliate of the Holder or a Permitted Transferee of the Holder, and shall not be otherwise transferred, or assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise (other than by exercise), and shall not be subject to execution, attachment or similar process. No transfer of this Warrant shall be effective for any purpose hereunder until written notice of such transfer and the name and address of the transferee has been received by the Company at its address then in effect hereunder. No transfer of this Warrant shall be effective or recognized by the Company unless


                                       4.

and until, in the opinion of the Company's counsel, all requirements of applicable law, including any requirements to obtain a consent to such transfer from the California Commissioner of Corporations and any requirement to register such transfer under the Securities Act, have been complied with. The Company will promptly take all actions necessary to comply with all such applicable requirements of law and, notwithstanding anything set forth herein to the contrary, the Warrant Term shall be extended until thirty (30) days after all such requirements have been complied with. For purposes hereof, the following terms have the following meanings:

     "AFFILIATE" as applied to any Person, means any other Person, directly or indirectly, controlling, controlled by or under common control with that Person. The term "CONTROL" (including, with correlative meaning, the terms "CONTROLLING," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the voting stock (or in the case of a Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person, or the ability to otherwise direct or cause the direction of the management and policies of that Person, whether through the ownership of voting stock, by contract or otherwise.

     "PERMITTED TRANSFEREES" means the spouse or lineal descendants (including adopted children) of the Holder, any trust for the benefit of the Holder or the benefit of the spouse or lineal descendants (including adopted children) of the Holder, any corporation, partnership or limited liability company in which the Holder, the spouse and the lineal descendants (including adopted children) of the Holder are the direct and beneficial owners of substantially all of the equity interest, and the personal representative of the Holder upon the Holder's death for purposes of administration of the Holder's estate or upon the Holder's incompetency for purposes of the protection and management of the assets of the Holder. "PERMITTED TRANSFEREES" also means the members of a limited liability company, where the limited liability company is the Holder, the partners of a partnership, where the partnership is the Holder, and the stockholders of a corporation where the corporation is the Holder.

     "PERSON" means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

     7. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided for herein, this Warrant does not convey upon the Holder any right to vote, or to consent to, or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder. Neither the Holder nor its transferee shall be, or have any rights or privileges of, a shareholder of the Company with respect to any shares issuable upon exercise of this Warrant, unless and until certificates representing such shares shall have been issued and delivered. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

     (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend, as such dividend may be increased from time to time) to the holders of its shares of Common Stock; or


                                       5.

     (b) the Company shall offer to the holders of its shares of Common Stock any cash, additional shares of Common Stock or other securities of the Company or any right to subscribe for or purchase any thereof; or

     (c) a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed.

     Then in any one or more of said events the Company shall give notice in writing of such event to the Holder, such giving of notice to be completed at least 30 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to vote on such proposed dissolution liquidation or winding up or the date of expiration of such offer. Such notice shall specify such record date or the date of closing the transfer books or the date of expiration, as the case may be.

     8. RESTRICTION ON TRANSFER OF COMMON STOCK; INDEMNITY.

     (a) RESTRICTION ON TRANSFER. Prior to any transfer of Common Stock issued pursuant to this Warrant Agreement ("WARRANT SHARES"), and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant similar to Section 11(a) signed by the proposed transferee, (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth herein on the certificate, or certificates, representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar in order to ensure compliance with Section 6 hereof, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

     (b) INDEMNITY. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 8, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all reasonable attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (i) the inaccuracy of any representation or the breach of this Warrant, (ii) any transfer of the Warrant or the Warrant Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such Acts, (iii) any transfer of the Warrant or any of the Warrant Shares not in accordance with this Warrant, or (iv) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

     9. NOTICES. Any notice to be given to the Company, Titan or the Holder shall be addressed to the Company, Titan or the Holder at the address set forth below or to the Company, Titan, the Holder or its transferee at such other address as the Company, Titan, the Holder or such transferee may designate in writing pursuant to the provisions of this Section 9:


                                       6.

         If to the Company, to:

                  Surebeam Corporation
                  3033 Science Park Road
                  San Diego, CA  92121
                  Attn:  President

         If to Titan, to:

                  The Titan Corporation
                  3033 Science Park Road
                  San Diego, CA  92121
                  Attn:  Secretary

         If to the Holder, to:

                  ------------------------------

                  ------------------------------

                  ------------------------------

                  ------------------------------

         with a copy to:

                  ------------------------------

                  ------------------------------

                  ------------------------------

                  ------------------------------

     Any such notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the U.S. Postal Service.

     10. INFORMATION. The Company will deliver to the Holder, as long as the Holder owns any Piggy-Back Shares (as hereinafter defined), the following:

     (a) As soon as practicable after the end of each fiscal year of the Company the balance sheet of the Company and its subsidiaries as of the end of such year, and the statement of operations and cash flow of the Company and its subsidiaries for such fiscal year, prepared in accordance with GAAP and certified by a national recognized independent public accountant;

     (b) Promptly upon the occurrence thereof, notice of any event which has had, or could reasonably be expected to have, a material adverse impact on the business, assets, prospects, operations, or condition, financial or otherwise, of the Company; and

     (c) Copies of any other documents furnished to stockholders of the Company regarding the Company or its affairs, simultaneously with the furnishing of such documents to such stockholders.


                                       7.

     11. RESTRICTIONS ON EXERCISE IMPOSED BY FEDERAL AND STATE SECURITIES LAWS. The Holder hereby acknowledges that neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant have been registered under the 1933 Act or under the securities laws of any state. As a condition to exercise, in the absence of an effective registration statement under the 1933 Act, the Company may require the Holder to sign a representation letter confirming compliance with this Agreement and applicable federal and state securities laws and other applicable laws, by reaffirmation of the following representations and warranties of the Holder if necessary to comply with such securities and other applicable laws.

     (a) This Warrant and the shares of Common Stock subject to this Warrant are or will be acquired by the Holder solely for its own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution;

     (b) The Holder is able to bear the economic risk of an investment in the Common Stock issued upon exercise of this Warrant and can afford to sustain a total loss of such investment;

     (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with its acquisition of Common Stock pursuant to the terms of this Warrant;

     (d) The Holder is an "ACCREDITED INVESTOR," as that term is defined in Regulation D under the 1933 Act, or if not an "accredited investor" then the Holder, by reason of its business or financial experience or the business or financial experience of its advisors, has the capacity to protect its own interest in connection with the purchase of the Common Stock; and

     (e) The Holder or its representatives have had an adequate opportunity to ask questions and receive answers from the officers of the Company concerning, among other matters, the Company, its management, its plans for the operation of its business and potential additional acquisitions.

     12. "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. The Holder hereby agrees that it shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it (other than those included in the registration) for a period of at least one hundred eighty
(180) days following the effective date of the Initial Public Offering of the Company filed under the Securities Act, or as determined by the underwriter in connection with such Initial Public Offering. The Holder further agrees to join in or abide by any market stand-off agreement for a minimum of 180 days as proposed by any underwriter in connection with a registration statement under the Securities Act whereby Registrable Securities are offered for sale. The Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing and which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the Holder shall provide, within ten
(10) days of such request, such information as may be required by the Company or such


                                       8.

representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Common Stock (or other securities) subject to the foregoing restriction until the end of said period.

     13. REGISTRATION.

     (a) INCIDENTAL REGISTRATION AND QUALIFICATION. If the Company or any security holder of the Company, other than the Holder, proposes to register any securities of the Company under the Securities Act on any registration form (otherwise than for the registration of securities to be offered and sold by the Company pursuant to (i) an employee benefit plan, (ii) a dividend or interest reinvestment plan, or (iii) mergers, consolidations and acquisitions of assets), then not less than ninety (90) days prior to each such registration the Company shall give to the Holder written notice of such proposal which shall describe in detail the proposed registration and distribution and, upon the written request of the Holder furnished within thirty (30) days after the date of any such notice, proceed to include in such registration the shares subject to this Warrant or issued upon exercise hereof ("PIGGY-BACK SHARES") as have been requested by the Holder to be included in such registration. The Company will in each instance use its best efforts to cause all such Piggy-Back Shares to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller, all to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request) by a prospective seller of the securities so registered.

     If the managing underwriter advises the Company in writing that, in its opinion, the inclusion of the Piggy-Back Shares with the securities being registered by the Company and other prospective sellers would materially adversely affect the distribution of all such securities, then the Company and each prospective seller including the Holder may sell that proportion of the shares of Common Stock to be sold in the proposed distribution which the number of shares of Common Stock proposed to be sold by such prospective seller bears to the aggregate number of shares of Common Stock proposed to be sold by all prospective sellers (including the Company).

     If the Holder has requested shares of Common Stock to be included in a registration pursuant to this Section, the Holder agrees to (i) the selection by the Company or such other security holder of the underwriter to manage such registration and (ii) execute an underwriting agreement with such underwriter that is in customary form. Nothing in this Section shall be deemed to require the Company to proceed with any registration of its securities after giving the notice as provided herein; provided, however, that the Company shall pay all expenses incurred pursuant to such notice in accordance with Section 13(c).

     (b) REGISTRATION AND QUALIFICATION PROCEDURES. Whenever the Company is required by this Section to effect the registration of any Piggy-Back Shares under the Securities Act, the Company will, as expeditiously as is possible, take such steps as are necessary or


                                       9.

appropriate to prepare for a registration or qualification of its securities, including, without limitation, preparing and filing with the Securities and Exchange Commission (the "SEC") a registration statement, and amendments and supplements thereto, furnishing to the Holder sufficient copies of prospectuses, preparing and filing registrations under the blue sky laws of applicable jurisdictions, entering into and performing underwriting agreements, keeping the Holder advised as to the progress of the steps being taken and otherwise taking such actions in cooperation with the Holder as are customarily taken or required in connection with the public registration and sale of securities. The Company and the Holder shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the SEC or any commissioner or other authority administering the blue sky or securities laws of any jurisdiction where shares of Common Stock are proposed to be sold pursuant to this Section.

     (c) ALLOCATION OF EXPENSES. If the Company is required by the provisions of this Section to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any Piggy-Back Shares, the Company shall pay all professional fees (including the costs and expenses incurred by such professionals), all expenses and all registration fees in connection therewith.

     (d) INDEMNIFICATION. In connection with any registration or qualification of securities under this Section, the Company agrees to indemnify the Holder and each underwriter thereof, including each Person, if any, who controls the Holder or underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and the costs, fees and expenses of legal counsel) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by the Holder or underwriter expressly for use therein. The Company and each officer, director and controlling Person of the Company shall be indemnified respectively by the Holder for all such losses, claims, damages, liabilities and expenses (including the costs of reasonable investigation and the costs, fees and expenses of legal counsel) caused by any such untrue, or alleged untrue, statement or any such omission or alleged omission, based upon information furnished in writing to the Company by the Holder expressly for use therein.

     The indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
(i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action



                                      10.

(including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be withheld unreasonably.

     If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The Company and the Holder hereof agree that it would not be just and equitable if contribution pursuant to this Section were determined by any method of allocation which did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section, in no event shall the amount contributed by the Holder exceed the net proceeds received by the Holder from the sale of Common Stock to which such contribution claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     (e) RULE 144 AND RULE 144A. After the Initial Public Offering of the Company, the Company covenants that it will file all reports required to be filed by it with the SEC, and that it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Piggy-Back Shares without registration under the Securities Act pursuant to Rule 144 ("RULE 144") (or any similar rule then in effect) promulgated by the SEC under the Securities Act. Upon the request of the Holder, the Company will deliver to the Holder a notice stating whether it has complied with such requirements. The Company covenants that it will provide to the Holder or any prospective purchaser of Piggy-Back Shares the information required to be delivered under paragraph (d)(4) of Rule 144A ("RULE 144A") (or any similar rule then in effect) promulgated by the SEC under the Securities Act in respect of a transaction qualifying for an exemption under Rule 144A and it will take such further action as the Holder may reasonably request, all to the extent required from time to time, to enable the Holder to sell this Warrant without registration under the Securities Act pursuant to Rule 144A.

     14. TAKE-ALONG RIGHTS. If Titan, the principal stockholder of the Company, proposes any sale (other than in connection with a public offering of the Company) of Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (a "SALE"), then it shall permit, and cause the Proposed Purchaser (as hereinafter defined) to permit, the Holder to participate as a seller in such Sale such that the Holder shall be entitled to sell a percentage of the Piggy-Back Shares determined by multiplying the number of shares of Common Stock (or other securities) that the proposed purchaser (a "PROPOSED PURCHASER") is


                                      11.

willing to acquire in such Sale times the Holder's percentage ownership, immediately prior to the Sale, of all outstanding Common Stock (assuming for purposes hereof the full exercise of this Warrant). Titan shall give the Holder written notice of any proposed Sale (the "SALE NOTICE") not less than forty-five
(45) days before such Sale is to take place. The Sale Notice shall set forth (i) the name and address of the Proposed Purchaser, (ii) the number of shares of Common Stock proposed to be transferred and the number of shares of Common Stock issuable upon conversion, exercise or exchange of any other securities to be transferred by Titan, and (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Proposed Purchaser. If the Holder desires to participate in the Sale, it shall notify Titan in writing within thirty (30) days after receipt of the Sale Notice, which notice shall state the number of Piggy-Back Shares that the Holder wishes to include in such Sale. Titan shall cause the Proposed Purchaser to purchase from the Holder the number of Piggy-Back Shares that the Holder elects to sell in such Sales at the same price per share and otherwise on the same terms as the proposed Sale by Titan.

     15. PUT OPTION.

     (a) COMPANY'S OBLIGATION TO PURCHASE SHARES. Upon written notice from the Holder at any time after the fifth anniversary of the issuance of this Warrant, the Company shall, within 90 days of the date of such notice, repurchase from the Holder the Piggy-Back Shares held by the Holder for an amount equal to the Repurchase Price as of the date of such notice (as hereinafter defined) times the number of Piggy-Back Shares being repurchased. On the date of such repurchase, the Holder shall surrender to the Company, certificates representing the Piggy-Back Shares being repurchased, without being required to make any representation or warranty (other than that the Holder has good and valid title to the Piggy-Back Shares being repurchased free and clear of liens, claims, encumbrances and restrictions of any kind), against payment therefor by wire transfer to an account designated by the Holder.

     The Holder may rescind such notice at any time prior to such repurchase and, unless the Company by written notice to the Holder elects to proceed with such repurchase on the terms set forth herein, the Holder shall not be obligated to sell, and the Company shall not be obligated to purchase, the Piggy-Back Shares pursuant to the provisions of this Section.

     (b) DETERMINATION OF THE REPURCHASE PRICE. For purposes of this Section, the Repurchase Price per share of Common Stock as of a date specified herein (the "REPURCHASE PRICE") shall be equal to the quotient of the Fair Value (as hereinafter defined) of the Company as of the date of such determination divided by the number of shares of Common Stock outstanding on such date. "FAIR VALUE" means the fair value of the appropriate security, property, assets, business or entity (taking into account the value to such business or entity of any covenant not to compete in favor thereof) as determined by an opinion of an independent investment banking firm of national reputation selected by the Company and reasonably acceptable to the Holder. In the case of any event which gives rise to a requirement to determine Fair Value, the Company shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable, but in any event within thirty (30) days following such event. Such investment banking firm shall determine the Fair Value of the security, property, assets, business or entity, as the case may be, in question and deliver its opinion in writing to the Company and to the Holder. The fees and expenses of any such determination made by such


                                      12.

investment-banking firm shall be borne by the Company. In determining Fair Value, no discount shall be imposed by reason of a minority ownership interest or the illiquidity of the stock interest being valued.

     16. SURVIVAL. The provisions of Sections 9, 10, 12, 13, 14 and 15 shall survive the exercise of this Warrant and the surrender of this Warrant pursuant to Section 3 hereof. The provisions of Section 10, 14 and 15 shall terminate upon the closing of the Initial Public Offering of Common Stock pursuant to a registration statement under the Securities Act.

     17. NO PREEMPTIVE RIGHTS. The Holder agrees and acknowledges that it has no preemptive rights or rights of first refusal to purchase from the Company any shares of capital stock or other securities to be offered for sale or sold by the Company.

     18. LAWS APPLICABLE TO CONSTRUCTION. This Agreement has been executed on the Company's behalf by its Chief Executive Officer or one of its officers, and the Holder has hereunto set his/her hand as of the date and year first above written. Construction of this Agreement shall be governed by the laws of the State of California.

     19. LEGENDS. Unless the shares of Common Stock underlying this Warrant have been registered under the Securities Act, upon exercise of any part of the Warrant, all certificates representing Warrant shares shall bear on the face thereof substantially the following legend, insofar as is consistent with California law:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). THE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.


SUREBEAM CORPORATION                   HOLDER:

By:
    ----------------------------       -------------------------------

                                       Federal ID No.:
                                       Address:


                                      13.

     The Titan Corporation hereby executes this Warrant for the purpose of agreeing to be bound by Section 13 of this Warrant.


THE TITAN CORPORATION

By:
    ----------------------------




                                      14.

                                   SCHEDULE A

                             FORM OF EXERCISE NOTICE


The undersigned registered Holder of the accompanying Warrant hereby elects to:

         [ ] Exercise the rights thereunder to purchase _________ shares of Common Stock of Surebeam Corporation (the "Company") and has enclosed herewith in payment of the portion of the Purchase Price therefore a bank or certified check in such amount.

A certificate representing the Common Stock subject to the Exercise Notice should be delivered to the undersigned at the address set forth below.



         ----------------------------------
         Authorized Signature of Warrant Holder


Federal ID No.:
                ---------------------------------------
Address:
                ---------------------------------------

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